EXHIBIT 5.1

November 3, 2023

Teleflex Incorporated

550 East Swedesford Road, Suite 400

Wayne, Pennsylvania 19087

Re: Teleflex Incorporated

Registration Statement on Form S-8 Relating to the Teleflex Incorporated 2023 Stock Incentive Plan

Ladies and Gentlemen:

I am General Counsel of Teleflex Incorporated, a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the offer of an aggregate of 4,300,000 shares (the “Shares”) of common stock, par value $1.00 per share, issuable under the Teleflex Incorporated 2023 Stock Incentive Award Plan (the “2023 Plan”).

In connection with this opinion letter, I have examined the Registration Statement and originals, or copies certified or otherwise identified to my satisfaction, of (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date, (ii) the Amended and Restated Bylaws of the Company, as amended to date, (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement and authorizing the issuance of the Shares pursuant to the 2023 Plan, (iv) the 2023 Plan, and (v) such other documents, records, and other instruments as I have deemed appropriate for purposes of the opinions set forth herein.

I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to me as originals, the conformity with the originals of all documents submitted to me as certified, facsimile, or photostatic copies, and the authenticity of the originals of all documents submitted to me as copies.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that the Shares have been duly authorized by the Company and, when issued by the Company and delivered to participants in accordance with the provisions of the 2023 Plan, will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the Federal laws of the United States and the Delaware General Corporation Law, and I express no opinion as to laws of any other jurisdiction.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not hereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Daniel V. Logue

Daniel V. Logue

Corporate Vice President, General Counsel and Secretary